UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 30, 2004

Entrada Networks, Inc.

(Exact name of registrant as specified in its charter)

000-26952

(Commission File Number)

Delaware	33-0676350
(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	Identification No.)

5755 Oberlin Drive, Suite 204, San Diego, CA 92121

(Address of principal executive offices, with zip code)

(858) 597-1102

(Registrant's telephone number, including area code)

ITEM 2 Acquisition and Disposition of Assets

On May 14, 2004, Torrey Pines Networks, the Company’s subsidiary, acquired Microtek Systems, Inc. (Microtek), a leading provider of security, digital imaging, information infrastructures and storage solutions. Microtek was privately held and is based in Milwaukee, Wisconsin. Under the terms of this acquisition, we acquired all of the issued capital stock of Microtek for $750,000 in cash, $150,000 in promissory notes, 1,302,083 shares of our common stock and other consideration.

Microtek is built on core competencies of engineering strength, proprietary software and service quality to offer highly specialized services in consulting, assessment, and solutions to challenges in security, digital imaging, storage, and information infrastructures. It has an installed customer base across financial, healthcare and insurance sectors, particularly among clients in the mid-west. Microtek showed revenues of approximately $1.1 million for the three months ended March 31, 2004. It is headquartered in Milwaukee, Wisconsin and currently has seventeen employees.

ITEM 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

These unaudited  financial statements for the first quarter of 2004 ended March 31, 2004 should be read in conjunction with the historical financial statements and the related notes thereto of Microtek, Inc., a Wisconsin corporation (Microtek) in our 8-K/A filed July 28, 2004.

2

Financial Statements

Microtek Systems, Inc.

A.   ACCOUNTING PERIODS - The Company has prepared the accompanying unaudited financial data of Microtek as of March 31, 2004, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.

B.   Microtek Systems, Inc. Financial Statements

3

Microtek Systems, Inc. Financial statements

Microtek Systems, Inc.
BALANCE SHEETS
(In Thousands)	March 31,	December 31,
	2004	2003

Assets	Unaudited	Audited
Current assets
Cash and cash equivalents (Note 1)	$268	$274
Accounts receivable, less allowance for
doubtful accounts of $40	604	599
Other receivables	3	3
Inventory	28	7
Prepaid costs and expenses	337	395

Total current assets	1,240	1,278
Property, plant and equipment
Computer equipment and software	368	359
Furniture and fixtures	100	99
Automobiles	35	35

Total Property, plant and equipment	503	493
Less accumulated depreciation	293	284

Net property and equipment	210	209

Total assets	$1,450	$1,487

Liabilities and Stockholders' Equity
Current liabilities
Note payable, current portion (Note 2)	2	3
Accounts payable	368	330
Accrued expenses	49	50
Deferred revenue	654	854
Total current liabilities	1,073	1,237

Long-term note payable (Note 2)	10	10
Commitments and contingencies (Notes 3)	-	-
Stockholders' equity
Common stock	73	73
Retained earnings	294	167
	367	240

Total stockholders' equity	367	240

Total liabilities and stockholders' equity	$1,450	$1,487

See accompanying summary of accounting policies and notes to financial statements.

4

Microtek Systems, Inc.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE QUARTER ENDED MARCH 31, 2004
(In Thousands, except per share amounts)
Quarter Ended March 31, 2004

NET REVENUES
PRODUCT	$744
SERVICES	353

TOTAL NET REVENUES	1,097
COST OF REVENUE
PRODUCT	378
SERVICES	190

TOTAL COST OF REVENUE	568
GROSS PROFIT	529

OPERATING EXPENSES
Selling and marketing	89
General and administrative	315
TOTAL OPERATING EXPENSES	404

INCOME FROM OPERATIONS	125

OTHER CHARGES
Interest expense, net	-
Other income	2
TOTAL OTHER CHARGES	2

NET INCOME	$127

5

Microtek Financial Statements
STATEMENT OF CASH FLOW
FOR THE QUARTER ENDED MARCH 31, 2004
(In Thousands)	QUARTER ENDED MARCH 31,
2004

Cash flows from operating activities
Net income	$127
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation	9
Changes in current assets and liabilities:
Accounts receivable	(5)
Other receivables	-
Inventory	(21)
Prepaid costs and expenses	58
Account payable	38
Accrued expenses	(1)
Deferred revenue	(200)

Net cash provided by operating activities	5

Cash flows from investing activities
Purchase of property, plant and equipment	(10)

Net cash used in investing activities	(10)

Cash flows from financing activities
Note payable	(1)

Net cash used in financing activities	(1)

Net decrease in cash	(6)
Cash and cash equivalents, beginning of quarter	274

Cash and cash equivalents, end of quarter	$268

See accompanying summary of accounting policies and notes to financial statements.

6

MICROTEK SYSTEMS, INC. NOTES TO FINANCIAL STATEMENTS (In thousands)

SUMMARY OF ACCOUNTING POLICIES

Nature of Business
Microtek Systems, Inc. (MSI) is a solutions provider, which includes reselling computer hardware, software and maintenance contracts. In addition, MSI provides technical services and support for the systems MSI installs. Focus is on paper intensive industries (such as insurance) with MSI Document Imaging and Management products. Security products and services are sold to all industries, with a majority of this currently being financial institutions. As computer infrastructure becomes more pervasive, the market is also demanding solutions for system storage and backup.

Method of Accounting	The financial statements are prepared on the accrual basis of accounting.

Cash and Cash Equivalents	Cash equivalents represent funds in certificate of deposit accounts with maturities of less than one year.

Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are uncollateralized customer obligations due under normal trade terms. MSI performs continuing credit evaluations of their customers’ financial condition.

Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. MSI includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in their overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based upon information available to MSI, management believes the allowance for doubtful accounts as of March 31, 2004 to be adequate.

Inventory	Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (“FIFO”) method.

Prepaid Costs
Prepaid costs represent MSI’s unexpired portion of maintenance fees. These fees are amortized ratably over the term of the maintenance period, which is typically 12 months. Prepaid costs and expenses on the Balance Sheet include approximately $299 of  unexpired maintenance fees at March 31, 2004.

Property and Equipment	Property and equipment are recorded at cost. Depreciation is charged against results of operations utilizing the straight-line method over the following estimated service lives of the related assets.

Classifications	Estimated Useful Lives

Computer equipment and software	5-10 years
Furniture and fixtures	5-10 years
Automobiles	5-10 years

7

MICROTEK SYSTEMS, INC. NOTES TO FINANCIAL STATEMENTS (In thousands)

Revenue Recognition and Deferred Revenue
Revenue from product sales and related training services is recognized upon customer acceptance and delivery of the product and as the training services are performed provided that no significant contractual obligations remain. Revenues also include separate maintenance fees whereby MSI provides ongoing customer support and product upgrades. Such fees are reflected as deferred revenue and amortized ratably over the term of the maintenance period, which is typically 12 months. Deferred revenue represents training and consulting services not yet performed and the unexpired portion of maintenance fees.

Shipping and Handling Costs	Shipping and handling costs are included in Cost of Revenues.

Income Taxes
Before its acquisition, MSI had elected to be taxed as an S-Corporation under the provisions of the Internal Revenue Code and certain state statutes. Under those provisions, MSI does not pay federal and state corporate income taxes on its taxable income. Instead, the stockholders are liable for federal and state income taxes on their respective shares of taxable income on their individual income tax returns.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising	Advertising costs are expensed as incurred. Advertising costs of $3 were expensed during the first quarter ended March 31, 2004.

8

MICROTEK SYSTEMS, INC. NOTES TO FINANCIAL STATEMENTS (In thousands)

NOTES TO  MICROTEK FINANCIAL STATEMENTS

1.	Concentration of Credit Risk
At March 31, 2004, MSI’s cash in banks exceeded the federally insured limit by approximately $156.

MSI had revenues from 2 major customers of 16.29% and 19.01% for the quarter ended March 31, 2004.
For accounts receivable,  2 customers for the quarter ended March 31, 2004 accounted for 13.57% and 16.71%

2.	Long-Term Debt
MSI has a note payable to a bank, payable in monthly installments of principal and interest of approximately $1, bearing interest at 7% and due in full on January 23, 2005. The note is secured by an automobile of MSI. Maturities of long-term debt are as follows: 2004 - $3; 2005 - $3; 2006 - $3; 2007 - $4.

9

MICROTEK SYSTEMS, INC. NOTES TO FINANCIAL STATEMENTS (In thousands)

3.	Employee Profit Sharing Plan
MSI has a 401(k) plan for all eligible employees. MSI may elect annually to make a discretionary match. MSI contributed approximately $3 to the plan in matching contributions in the first quarter ended March 31, 2004.

4	Subsequent Event
On May 14, 2004, the shareholders of Microtek, Inc, sold 100% of their shares to Torrey Pines Networks, Inc. a subsidiary of Entrada Networks, Inc for approximately $1.2 million in Entrada Networks stock, notes, cash, and other consideration.

10

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRADA NETWORKS, INC.
Date: July 30, 2004

/s/ Davinder Sethi

Davinder Sethi, Ph.D.
Chief Financial Officer
Principal Accounting Officer